EXHIBIT 99.1

First Capital Bancorp, Inc. Changes Ticker Symbol

First Capital Bancorp, Inc. (OTC Bulletin Board: FCBX), announces a change in the ticker symbol for the Company's common stock, from CHGD to FCBX, effective Tuesday January 18, 2005. Formerly named CNB Holdings, Inc., the Company said the new stock symbol more accurately reflects its current name.

About First Capital Bancorp, Inc.

First Capital Bancorp, Inc., the parent company of First Capital Bank, is the third largest independent bank holding company headquartered in North Atlanta. The Company focuses on commercial lending and treasury management services for small to medium-sized businesses. With $655 million in total assets as of September 30, 2004, the Company has three full-service branches and two loan production offices located throughout the North Atlanta metropolitan area.

For more information, please contact:
H.N. (Nat) Padget
President & CEO
888-921-2265
nat.padget@fcbusa.com

William R. Blanton
Vice Chairman, COO & CFO
888-921-2265
bill.blanton@fcbusa.com